UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2010 (October 7, 2010)
MISONIX, INC.
(Exact name of registrant as specified in its charter)

New York	1-10986	11-2148932

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1938 New Highway, Farmingdale, NY	11735

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (631) 694-9555
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On October 7, 2010, MISONIX, INC. (the “Company”), Fibra-Sonics (NY) Inc., a wholly-owned subsidiary of the Company (“F-S”), and Aesculap, Inc. (“Aesculap”) entered into a Termination, Amendment and Buy-Back Agreement to Distributor Agreement (the “Termination Agreement”). Pursuant to the Termination Agreement, the parties agreed to terminate, as of October 15, 2010 (the “Termination Date”), (i) Misonix’s remaining obligations under the Distributor Agreement dated November 1999 between Aesculap and F-S, as amended (the “Distributor Agreement”), and (ii) Aesculap’s rights to sell procedure packs (the “Sale Rights”) to the Sonastar Customers (as defined below). On the Termination Date, in consideration of the purchase and sale of (i) Aesculap’s current service contracts (“Sonastar Contracts”) for the products (the “Products”) that are the subject of the Distributor Agreement, customer list and customers currently evaluating the Products all with respect to the sale and servicing of the Products (the “Customer List”) and (ii) the Sale Rights, Misonix will pay Aesculap $800,000. Misonix will assume all rights, responsibilities and obligations pursuant to and under the (i) Sonastar Contracts and Customer List and (ii) the Sale Rights, including, without limitation, the sale of accessory Products and servicing and training of the Products to the customers with Sonastar Contracts (the “Sonastar Customers”). Misonix also agreed to repurchase from Aesculap the current inventory of (i) new Products held by Aesculap at the price Aesculap paid for such Products and (ii) used Products held by Aesculap for demonstration and/or loaner purposes at the prices equal to Aesculap’s book-value as of July 31, 2010 for such Products. The purchase price for such current inventory will not exceed $525,000 and is payable in four quarterly installments beginning on December 31, 2010. Attached as Exhibit 99.1 is a press release issued by the Company on October 12, 2010 announcing the Termination Agreement.
Aesculap also agreed to certain non-competition and non-solicitation restrictions for an eighteen (18) month period.
The foregoing description of the Termination Agreement is qualified in its entirety by reference to the provisions of the Termination Agreement attached to this report as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 10.1	Termination Agreement, dated as of October 7, 2010, by and among Aesculap, Inc., MISONIX, INC. and Fibra-Sonics (NY) Inc.

Exhibit 99.1	Press Release of MISONIX, INC., dated October 12, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2010	MISONIX, INC.
	By:	/s/ Richard Zaremba
Richard Zaremba
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Termination Agreement, dated as of October 7, 2010, by and among Aesculap, Inc., MISONIX, INC. and Fibra-Sonics (NY) Inc.

99.1	Press Release of MISONIX, INC., dated October 12, 2010.

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